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                                Exhibit 4.7
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                                                                   EXHIBIT 4.7




                            SECTOR ASSOCIATES, LTD.


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                         Securities Purchase Agreement

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              Units consisting of ten (10) shares of Common Stock
                   and Thirty-Five (35) Common Stock Purchase
                       Warrants offered at $2.23 per Unit



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CONFIDENTIAL

                         SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered as of the ___ day of _______, 1995, by and between Sector Associates, Ltd., a Delaware corporation (the "Company"), and the investor whose name appears at the end of this Agreement (in the alternative "Purchaser" or "Subscriber").

                                R E C I T A L S:

         The Company wishes to obtain additional financing and the Purchaser desires to provide such financing to the Company through the purchase of certain Units which consist of Shares of Common Stock and Common Stock Purchase Warrants being privately offered by the Company.

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

         1.      Sale and Purchase of Units.

                 (a) Subject to the terms and conditions herein, on the Closing Date, as defined in Section 4 hereof, the Company agrees to issue and sell, and the Purchaser agrees to purchase, that number of Units as are indicated on the last page of this Agreement, each Unit consisting of ten (10) shares of the Common Stock of the Company and thirty-five (35) Common Stock Purchase Warrants (the "Warrants"). The purchase price per Unit shall be $2.23 (the "Purchase Price"). Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $.43 per share for a three-year period from the date hereof.

                 (b) The Shares of Common Stock, Warrants and Shares of Common Stock being offered pursuant to this Securities Purchase
Agreement constitute "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). As such, the resale of such securities are subject to significant restrictions upon resale. See Paragraph 7 hereafter "Understanding of Investment Risks." The Shares of Common Stock and Shares of Common Stock issuable upon exercise of the Warrants are subject to certain registration rights being offered by the Company more fully identified at Paragraph 3 hereafter - "Registration Rights."





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                 (c)      Prior to the exercise of the Warrants, holders of the
Warrants will be entitled to no voting rights or other rights provided by law to security holders of the Company.

         2.      Units Offered In A Private Placement Transaction.

                 (a) The Units subject to this Securities Purchase Agreement are to be offered as part of a private placement transaction (the "Offering") by the Company on a "best efforts" basis of up to 336,000 Units to be offered to a number of sophisticated and accredited investors. There can be no assurances, however, that this number of Units will be sold. The Company reserves the right to increase the number of Units sold without notice to or consent of the Subscribers or existing Unit holders.

                 (b) The Units are being offered to a limited number of accredited and other sophisticated investors by the Company directly, without sales commission, or by qualified brokers ("Selling Agents") engaged by the Company who are registered with the Securities and Exchange Commission and are members in good standing of the National Association of Securities Dealers, Inc., upon the payment of up to a 10% sales commission.

         3.      Registration Rights

                 The Company has agreed to grant the holders of the Units certain limited registration rights as to the registration of the resale of the Common Stock included within the Units and issuable upon exercise of the Warrants as described in the Agreement and Plan of Reorganization between the Company and Viragen (Scotland) Limited and Viragen, Inc. dated September 20, 1995, as amended (the "Plan of Reorganization") and more specifically Exhibit "D" thereto.

         4.      Binding Effect of Securities Purchase Agreement; The Closing.

                 (a) This Securities Purchase Agreement shall not be binding on the Company unless and until the Company has accepted the offer represented by an executed signature page at the end hereof. The Company may accept or reject this Securities Purchase Agreement in the Company's sole discretion, if the Purchaser does not meet the suitability standards established herein or for any other reason. In the event the Company rejects this Agreement, the Purchaser's funds will be promptly returned without deduction of any costs and with interest to the extent obtained.





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                 (b)      The closing of the purchase and sale of the Units
hereunder (the "Closing") shall occur concurrently upon acceptance by the Company of this Securities Purchase Agreement and deposit by the Company of funds representing the Purchase Price. Notwithstanding the above, the Company reserves the right to reject a subscription within ten (10) days of receipt of the Purchase Price should the Company determine during that period that the Subscriber does not satisfy the subscriber qualifications or suitability standards established hereafter.

         5. Delivery by the Company. The Company shall deliver to the Purchaser within ten (10) days after the Closing:

                 (a) A stock certificate bearing applicable restrictive legends, duly executed by the appropriate officer(s) and registered in Purchaser's name or its nominee; and

                 (b) The Warrants, the form of which is attached hereto as Exhibit "A", duly executed by the appropriate officer(s) and registered in the Purchaser's name or any nominee thereof.

         6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                 (a) Access to Information. Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Units. Purchaser acknowledges that it has been provided with, and carefully reviewed, the Plan of Reorganization, a copy of which is attached hereto as Exhibit "B". Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, the Company or its representatives concerning the terms and conditions of the acquisition of the Units and the present and proposed business and financial condition of the Company and has had all such questions answered to its satisfaction and has been supplied all information requested.

                 (b) SEC Reports. Purchaser acknowledges that it has been provided with and has carefully reviewed a copy of the Company's Annual Report on Form 10-KSB for the year ended June 30, 1994 and the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1994, December 31, 1994 and March 31, 1995.





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                 (c)      Financial Matters and Sophistication. Purchaser has
such knowledge and experience in business and financial matters, such that it is capable of evaluating the merits and risks of purchasing the Units. Purchaser represents that it satisfies the suitability standards identified at Paragraph 10 hereafter.

                 (d) Investment Intent. (i) Purchaser is acquiring the Units for its own account and not on behalf of any other person; (ii) Purchaser is acquiring the Units for investment and not with a view to distribution or with the intent to divide its participation with others by reselling or otherwise distributing the Units; and (iii) Purchaser will not sell the Units without registration under the Act and any applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) to the effect that such registration is not necessary.

         7. Understanding of Investment Risks. An investment in the Units should not be made by a Purchaser who cannot afford the loss of his entire Purchase Price. THE PURCHASER ACKNOWLEDGES THAT THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSIONS, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SECURITIES PURCHASE AGREEMENT OR ANY EXHIBIT HEREOF. PRIOR TO MAKING AN INVESTMENT IN THE UNITS, THE PURCHASER HAS FULLY CONSIDERED, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS:

                 (a) Need for Additional Financing. The net proceeds from this Offering will be utilized to provide the additional equity required in conjunction with the consummation of the Plan of Reorganization and to otherwise facilitate the growth of the Company.

                 (b) Restricted Securities. Neither the Shares of Common Stock nor the Shares of Common Stock issuable upon exercise of the Warrants, have been registered under the Act or any state securities or blue-sky law and Subscribers may not sell or otherwise transfer the Units or components thereof except pursuant to registration under the Act and any applicable state securities laws or exemptions therefrom. Because of such restrictions, a Subscriber for Units must bear the economic risks of such investment for an indefinite period of time.

                 (c) No Firm Commitment to Purchase Units. The Company intends to conduct the offer and sale of Units covered by this and other Securities Purchase Agreements on a "best efforts" basis. To





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date, the Company has received no firm commitments from any Selling Agents, underwriters or other persons to purchase any of the Units.

                 (d) Arbitrary Offering Price. The offering price of the Units offered hereby has been arbitrarily determined by the Company. Such price was, however, determined by reference to the current market price, business and financial condition of the Company, the general condition of the securities markets and the current capital needs of the Company. There can be no assurances that the offering price is representative of the actual value of the Units.

                 (e) Dividends. The payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings are expected to be retained to finance and develop the Company's business.

                 (f) No Legal or Tax Advice. The Purchasers hereof should consult with their respective counsel, accountant or business adviser as to legal, tax and related matters concerning investment in the Units offered hereby. An investment in the Units may involve certain material federal and state tax consequences.

                 (g) Future Sales of Common Stock. Certain of the Company's Shares of Common Stock currently outstanding are "restricted securities" as that term is defined in Rule 144 promulgated under the Act and under certain circumstances may be sold without registration pursuant to such Rule. The Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing market price of the Common Stock although any substantial sale of restricted securities pursuant to Rule 144 may have an adverse effect.

                 (H) RISK RELATED TO REGISTRATION RIGHTS. IN CONNECTION WITH THE LIMITED REGISTRATION RIGHTS GRANTED TO HOLDERS OF THE UNITS, THE COMPANY HAS AGREED TO UTILIZE ITS BEST EFFORTS TO FILE A REGISTRATION STATEMENT. THE COMPANY'S OBLIGATION IN THIS REGARD IS TO PREPARE AND FILE AND USE ITS BEST EFFORTS TO FILE A REGISTRATION STATEMENT WITHIN THE SPECIFIED TIME PERIOD. ALTHOUGH THE COMPANY WILL USE ITS BEST EFFORTS TO COOPERATE WITH THE SEC IN ORDER TO SECURE EFFECTIVENESS OF THE REGISTRATION STATEMENT AS SHORTLY THEREAFTER AS IT PRACTICABLE, THERE CAN BE NO ASSURANCES AS TO WHEN THIS WILL OCCUR, IF AT ALL. IT IS NOT UNUSUAL FOR THIS PROCESS TO TAKE SEVERAL MONTHS, IF NOT LONGER.





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         8.      Understanding of Nature of Securities. Purchaser understands that:

                 (a) The Units or any components thereof (collectively, the "Securities") have not been registered under the Act or any state securities laws and are being issued and sold in reliance upon certain of the exemptions contained in the Act and under applicable state securities laws.

                 (b) The Securities are "restricted securities" as that term is defined in Rule 144 promulgated under the Act.

                 (c) The Securities cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary.

                 (d) The Securities and any certificates issued in replacement therefor shall bear the following legends, in addition to any other legend required by law or otherwise:

                          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities represented by this certificate have been taken by the registered owner for investment, and without a view to resale or distribution thereof, and may not be transferred or disposed of without an opinion of counsel satisfactory to the issuer that such transfer or disposition does not violate the Securities Act of 1933, as amended, or the rules and regulations thereunder."

                 (e) Only the Company can register the Securities under the Act and applicable state securities laws.

                 (f) For Purchasers who are "Non-U.S. Persons" who are purchasing pursuant to Regulation S promulgated under Act, Purchaser additionally acknowledges that: (i) the Securities being acquired pursuant to this Agreement have not been registered under the Act in reliance upon the exemption from such registration requirements afforded by Regulation S under the Act, governing the offer and sale of securities that occur outside the U.S., nor with any state securities commission; (ii) by its purchase of the Securities, the Purchaser represents and warrants that he/she is not a national or resident of the U.S., within the meaning of Regulation S under the Act and agrees that the Securities acquired





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by it pursuant to this Agreement shall not be voluntarily sold, transferred or otherwise disposed of to a U.S. person (as defined by Regulation S) except in compliance with Regulation S; and (iii) the Regulation S Shares shall have the following legend on the certificates,

                 "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE BEING TRANSFERRED PURSUANT TO THE EXEMPTION UNDER REGULATION S. NO SHARES OF THE STOCK MAY BE OFFERED, SOLD, OR TRANSFERRED (INCLUDING ANY INTERESTS THEREIN) IN THE UNITED STATES OR TO A "U.S. PERSON" (as defined in Regulation S promulgated under the Act) OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PROVIDED IN SAID REGULATION S, UNLESS THE STOCK IS REGISTERED UNDER THE ACT OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE, AS EVIDENCED BY AN OPINION OF HOLDER'S COUNSEL ACCEPTABLE TO THE COMPANY."

         9. Warranties and Representations of the Company. The Company represents and warrants to Purchaser as follows:

               (a)      Organization and Standing of the Company.  The
Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement, and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business;

               (b) Corporate Power and Authority. The execution and delivery of this Agreement and the transaction contemplated hereby has been duly authorized by the Company's Board of Directors. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transaction contemplated hereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms; and

               (c) Securities. All the Securities have been duly authorized and, upon issuance and sale pursuant to the terms of this Agreement, will have been validly issued fully paid and non-assessable and will be free and clear of all liens, claims and encumbrances.





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         10.     IMPORTANT CONSIDERATIONS:  SUITABILITY STANDARDS - WHO SHOULD
                 INVEST

                 INVESTMENT IN THE UNITS INVOLVES A DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

                 A substantial number of state securities commissions have established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Units involves a degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

                 The Company has adopted as a general investor suitability standard the requirement that each subscriber for Units represent in writing that the Subscriber: (a) is acquiring the Units for investment and not with a view to resale or distribution; (b) can bear the economic risk of losing its entire investment; (c) its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Units will not cause such overall commitment to become excessive; (d) has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment in the Units;
(e) has evaluated all the risks of investment in the Company; and (f) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on its own purchaser representative, in making an investment decision.

                 In addition, all its Subscribers for Units must be extremely sophisticated investors with substantial net worth and experience in making investments of this nature and be "accredited investors," as defined in Rule 501 of Regulation D under the Act, by meeting any of the following conditions:

                 (i) has an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her subscriber spouse in excess of $300,000 in each of those years, and he or she reasonably expects an income in excess of the aforesaid levels in the current year, or





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                 (ii)  he or she has an individual net worth, or a joint net worth with his or her spouse, at the time of his or her purchase, in excess of $1,000,000 (net worth for these purposes includes homes, home furnishings and automobiles), or

                 (iii) he or she otherwise satisfies the Company that he or she is an accredited investor, as defined in Rule 501 under the Act.

                 Other categories of investors included within the definition of accredited investor include the following: certain institutional investors, including certain banks, whether acting in their individual or fiduciary capacities; certain insurance companies; federally registered investment companies; business development companies, (as defined under the Investment Company Act of 1940); Small Business Investment Companies licensed by the Small Business Administration; certain employee benefit plans; private business development companies, (as defined in the Investment Advisers Act of 1940); tax exempt organizations (as defined in Section 501(c)(3) of the Internal Revenue
Code) with total assets in excess of $5,000,000; entities in which all the equity owners are accredited investors; and certain Affiliates of the Company.

                 A partnership subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its partners are accredited investors. A corporate subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the investor suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its shareholders are accredited investors. Corporate subscribers must have net worth of at least three (3) times the amount of their investment in the Units.

                 The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Units are a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

                 Securities Purchase Agreements may not necessarily be accepted in the order in which received. Purchasers who are residents of certain states may be required to meet certain additional suitability standards.





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                 THE ACCEPTANCE OF A SUBSCRIPTION FOR UNITS BY THE COMPANY DOES
NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE UNITS
IS SUITABLE FOR A PROSPECTIVE INVESTOR. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE UNITS MUST BE MADE BY THE PROSPECTIVE INVESTOR AND HIS OR HER ADVISERS.

         11.     State Laws Considerations

                 (a)  Florida Residents.

                      Pursuant to Section 517.061(11)(a)(5) of the Florida statute, when sales are made to five or more persons in Florida, Florida investors have a three day right of rescission. If a Florida resident has executed a Securities Purchase Agreement, he may elect, within three business days after signing the subscription agreement, to withdraw from the Agreement and to receive a full refund and return (without interest) of any money paid by him. A Florida resident's withdrawal will be without any further liability to any person. To accomplish such withdrawal, a Florida resident need only send a letter or telegram to the Company at the address set forth in this Agreement indicating their intention to withdraw. Such letter or telegram must be sent and postmarked prior to the end of the aforementioned third business day. If a Florida resident sends a letter, it is prudent to send it by certified mail, return receipt requested, to insure that it is received and also to evidence the time and date when it is mailed. Should a Florida resident make this request orally, he should ask for written confirmation that his request has been received.

                 (b)(i)  PENNSYLVANIA RESIDENTS.

                         IF A SUBSCRIBER IS A PENNSYLVANIA RESIDENT, HE HAS
THE RIGHT TO CANCEL AND WITHDRAW THIS SECURITIES PURCHASE AGREEMENT AND HIS PURCHASE OF UNITS UPON WRITTEN NOTICE TO THE GIVEN WITHIN TWO BUSINESS DAYS FOLLOWING THE DATE OF RECEIPT BY THE COMPANY OF THE PURCHASER'S EXECUTED SECURITIES PURCHASE AGREEMENT. UPON SUCH CANCELLATION OR WITHDRAWAL, HE WILL HAVE NO OBLIGATION OR DUTY UNDER THIS SECURITIES PURCHASE AGREEMENT AND WILL BE ENTITLED TO THE FULL RETURN OR ANY AMOUNT PAID BY HIM PURSUANT TO THIS AGREEMENT. THE UNDERSIGNED FURTHER ACKNOWLEDGES THAT HE UNDERSTANDS THAT ANY NOTICE OF CANCELLATION OR WITHDRAWAL SHOULD BE MADE BY TELEGRAPH OR CERTIFIED OR REGISTERED MAIL AND WILL BE EFFECTIVE UPON DELIVERY TO WESTERN UNION OR DEPOSIT IN THE UNITED STATES MAILS, POSTAGE OR OTHER TRANSMITTAL FEES PAID.





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                             (ii)  IF HE IS A PENNSYLVANIA RESIDENT, except for
the right of cancellation described in subsection (i), he may not sell his Units for twelve months from the date of purchase as such a sale would violate
Section 203(d) of the Pennsylvania Securities Act of 1972 and the regulations promulgated thereunder.

                          (c)  New York Residents

                               This Securities Purchase Agreement has not
been filed with or reviewed by the Attorney General of the State of New York prior to its issuance and use. The Attorney General of the State of New York has not passed on or endorsed the merits of this Agreement. Any representation to the contrary is unlawful. This Agreement does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made. In light of the circumstances under with they were made, not misleading, it contains a fair summary of the material terms of documents purported to be summarized herein.

                          (d)  New Jersey Residents.

                               Neither the Attorney General of the State nor
the Bureau of Securities has passed on or endorsed the merits of this Securities Purchase Agreement. The filing of the Securities Purchase Agreement with the Bureau of Securities does not constitute approval of the issue or the sale thereof by the Bureau of Securities or the Department of Law and public safety of the State of New Jersey. Any representation to the contrary is unlawful.

         12. Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, to the following addresses:

                 If to the Company:

                          Sector Associates, Ltd.
                          401 City Avenue
                          Suite 725
                          Bala Cynwyd, PA  19004
                          Attention:  Mr. Andrew Panzo

                 In the case of Purchaser:

                 To the address set forth at the end of this Agreement





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or to such other addresses as may be specified in accordance herewith from time to time.

                 Such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid.

         13. Survival of Representations and Warranties. Representations and warranties contained herein shall survive the execution and delivery of this Agreement.

         14. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         16. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

         17. Counterpart Signatures. This Agreement may be signed in counterpart and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and the Purchaser.

         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

                           Purchaser

                           By:
                              --------------------------------------------
                              Name (Please Print)

                              --------------------------------------------
                              Name (Signature)





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                              Residence of Purchaser:

                              ---------------------------------------------

                              ---------------------------------------------
                              Social Security No.
                                                 --------------------------

___________/$_______________
Number and dollar amount
of Units purchased.

Attest:                                    Agreed and Accepted
                                           by SECTOR ASSOCIATES, LTD.


                                           By:
----------------------------                  -----------------------------
Secretary                                     Authorized Executive Officer





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